UNANIMOUS WRITTEN CONSENT IN LIEU OF SPECIAL MEETING OF THE VALUATION COMMITTEE OF THE BOARD OF DIRECTORS OF HARTMAN vREIT XXI, INC.

May 31, 2025

Pursuant to the applicable provisions of the Maryland General Corporation Law, and the Charter and Bylaws of Hartman vREIT XXI, Inc. (the "Company"), the undersigned being all of the members of the Valuation Committee of the Board of Directors (the "Board") (and, along with Allen R. Hartman, director) all of the members of the Board of the Company (including all of the Independent Directors) do hereby adopt the following resolution, and the resolution adopted pursuant to this unanimous written consent shall have the same force and effect as if adopted by the unanimous vote of the undersigned at a properly called and convened special meeting. Allen R. Hartman, J. Allen Quine and Jeffrey McFerrin, being all of the members of the Board, waive notice of this special meeting.

WHEREAS, the Company has undertaken pursuant to its prospectus to determine the net asset value ("NAV") of its common shares on a quarterly basis and to revise by supplement to its prospectus the offering price of each class of common shares based on NAV; and

WHEREAS, management has prepared for the consideration and approval of the Valuation Committee, a calculation of the NAV based on the valuation report of the Company's valuation expert (the calculation referred to is set forth in a draft Current Report on Form 8-K which is attached to and made part of this unanimous written consent); and

NOW, THEREFORE, BE IT RESOLVED that the net asset value per share of the Company is $9.39 per common share as of December 31, 2024, and $9.61 per common share as of December 31, 2023; and

FURTHER RESOLVED, that this net asset value per share will be in effect until the Valuation Committee and the Board adopt or consider a subsequent valuation of the Company's assets; and

FURTHER RESOLVED that the execution of this Unanimous Written Consent in one or more counterparts shall have the full force and effect as if the executed pursuant to a special meeting of the Board of Directors.

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IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent to be effective as of the first date above written.

DIRECTORS:

Allen R. Hartman, Director

Signed by:

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J. Allen Quine, Independent Director

Signed by:

Jeff McFerrin

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Jeffrey McFerrin, Independent Director